Exhibit 10.36

Exhibit A

NOTE: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Ciphergen Discount Schedule

Annual Units

1-20 instruments

21 to 30 instruments

35 instruments* and above                                                (Non-Cancelable order)

In order to qualify for [*], A non-Cancelable order of [*] units will be placed o

   All Units must be released by Ciphergen within one Calendar year

   (All Units shipped in one Calendar year will count towards the total number of units